Exhibit 99.2

PARTICIPATING BROKER CERTIFICATION

The undersigned firm hereby certifies to GWG Holdings, Inc. (the “Company”), as of the date hereof, in connection with that certain consent solicitation pursuant to the Company’s Joint Consent Solicitation Statement and Prospectus, dated as of [●], 2020 (the “Consent Solicitation Statement”), as follows (terms used but not defined herein shall have the meanings ascribed to such terms in the Consent Solicitation Statement):

1.                  To the extent applicable, the record or beneficial owners of shares of the Company’s Redeemable Preferred Stock, par value $0.001 per share, as of [●], 2020, the record date for the consent solicitation (the “Record Date”), that were held in an account with our firm and that duly submitted Consents in accordance with the terms and conditions specified in the Consent Solicitation Statement are listed on Exhibit A.

2.                  To the extent applicable, the record or beneficial owners of shares of the Company’s Series 2 Redeemable Preferred Stock, par value $0.001 per share, as of the Record Date, that were held in an account with our firm and that duly submitted Consents in accordance with the terms and conditions specified in the Consent Solicitation Statement are listed on Exhibit B.

3.                  The information set forth in Exhibit A and Exhibit B, as applicable, is accurate and complete.

The undersigned acknowledges and agrees that it shall not be entitled to any Broker Consent Fees unless Exhibit A and Exhibit B, as applicable, are accurate and complete and this Participating Broker Certification has been duly completed, executed and delivered to the Company in accordance with the terms set forth in the Consent Solicitation Statement.

Date:_____________________________________________________________________________________

Authorized Signature(s):______________________________________________________________________

Name(s):__________________________________________________________________________________

Full Title(s):________________________________________________________________________________

Name of Firm:_______________________________________________________________________________

Address:___________________________________________________________________________________

Area Code and Telephone Number:_______________________________________________________________

Exhibit A

Redeemable Preferred Stock

CUSIP	Investor/Account Name	Clearing Firm/Custodian	Number of Shares	Advisor

Exhibit B

Series 2 Redeemable Preferred Stock

CUSIP	Investor/Account Name	Clearing Firm/Custodian	Number of Shares	Advisor